EXHIBIT INDEX

(a)(3)    Articles of Amendment, dated Nov. 14, 2002.

(h)(6) Transfer Agency Agreement, dated May 1, 2003, between Registrant and American Express Client Service Corporation.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 8, 2003.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 17, 2002.

(q)(4) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(6) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 18, 2002.